Exhibit 10.1

MUTUAL SEPARATION AND RELEASE AGREEMENT

This Mutual Separation and Release Agreement (the “Agreement”) is entered into by and between Catherine Powell, her heirs, legal representatives, legatees, successors and assigns (hereinafter referred to as “Employee”) and MTS Systems Corporation (hereinafter referred to as “MTS”).

WHEREAS, the Employee has provided loyal service to MTS, most recently as its Chief Legal Officer, and has entered into that certain Employee Agreement dated as of February 6, 2012, a copy of which is attached as Exhibit A (the “Employee Agreement”), which provides for certain protections to MTS during and after employment; and

WHEREAS, MTS and the Employee have engaged in discussions regarding the Employee’s role at MTS and the parties mutually agree that it is in the best interests of both the Employee and MTS that Employee will separate from MTS; and

WHEREAS, in exchange for the release and other obligations of the Employee set forth in this Agreement, which are in addition to those in the Employee Agreement, MTS will pay and provide the additional consideration set forth in the Agreement;

THEREFORE, in consideration of the mutual promises contained in this Agreement, MTS and Employee agree as follows:

1.                                      Separation Date  Employee’s employment with MTS will end May 5, 2017 (the “Separation Date”) and that Employee shall be on paid leave prior to the Separation Date.  The parties acknowledge that the separation is neither an involuntary or constructive discharge nor a resignation.

2.                                      MTS Obligations Subject to Paragraph 3 and the other conditions set forth herein, MTS agrees to provide Employee with the following, which are voluntary and outside of any plan or program of MTS:

a.                                      Severance Payment  $325,000.00 (the “Severance Payment”).  The Severance Payment shall be divided and paid in equal installments on each payroll pay date during the 12 month period beginning no later than 60 days after the Employee’s Separation Date. In the event that the 60-day period in this Paragraph 2(a) extends over two calendar years, then the first installment of the Severance Payment shall be made in the second calendar year. MTS shall have no obligation to pay the Employee the Severance Payment and the Employee agrees to repay any portion of such Severance Payment previously paid in excess of $10,000, if MTS establishes, by a preponderance of the evidence, that the Employee has violated the provisions of Paragraph 3 below.

b.                                      COBRA Coverage and Payment  If the Employee is eligible and applies for health continuation coverage under Code Section 4980B or other applicable law (“COBRA Coverage”),MTS will provide life, accident and health insurance benefits substantially similar to those that the Employee is receiving or entitled to receive immediately prior to the Separation Date and MTS shall subsidize the premium cost on a pre-tax basis, equal to MTS’s share of the premiums. The Employee shall be responsible for the payment of her portion of the premiums for such benefits at the same relative percentage of total premiums as the Employee paid prior to the Separation Date. The benefit provided under this Paragraph 2(b) shall continue for a period ending on the earlier of: (i) the end of the 12th month after the Separation Date, or (ii) the date COBRA coverage ends (the “Benefit Continuation Period”).  The MTS cost of providing such benefits shall be in addition to (and shall not reduce) the Severance Payment.  Benefits otherwise receivable by the Employee pursuant to this Paragraph 2(b) shall be reduced to the extent comparable benefits are actually received by the Employee during the Benefit Continuation Period, and any such benefits actually received by Employee shall be immediately reported to MTS.

c.                                       Accrued Benefits.  In addition to the benefits provided in Paragraph 2(a) and (b), the Employee shall be entitled to the following benefits and payments upon the Employee’s separation:

(i)                                     the payment of the Employee’s base salary as in effect at the time and any other form or type of compensation otherwise earned and payable prior to or on the Separation Date under the applicable plan or program;

(ii)                                  the right to receive all benefits accrued, vested and payable to the Employee in accordance with the terms under MTS pension and welfare benefit plans or any successor of such plan and any other plan or agreement relating to retirement benefits as of the Separation Date; and

(iii)                               the right to exercise and to receive all benefits in which the Employee was vested on the Separation Date, in accordance with the terms of all awards under any Company stock purchase and stock incentive plans or programs, or any successor to any such plans or programs.

3.                                      Employee Obligations In consideration of the benefits to be provided by MTS as set forth in Paragraph 2(a) and (b) and subject to the other conditions set forth herein, Employee agrees as follows:

a.                                      Waiver and Release of Claims.  Employee, for herself, her heirs, successors, assigns, and anyone who has or obtains any legal rights or claims through her, hereby fully waives, releases and discharges MTS, its past and present subsidiaries, affiliates, directors, officers, shareholders, agents, employees, successors, attorneys, insurers, indemnitors, and assigns (the “Releases”) from any and all known and unknown legal and equitable claims, actions, demands, damages, or liabilities of any nature, including without limitation, breach of contract, promissory estoppel, misrepresentation, wrongful or retaliatory discharge, defamation, obstruction of benefits and discrimination of any kind, under any applicable federal, state or local law, statute or regulation.  This release specifically includes, but is not limited to, rights or claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Family Medical Leave Act, the National Labor Relations Act, the Minnesota Human Rights Act, the Michigan Elliott-Larson Civil Rights Act, the North Carolina Equal Employment Practices Act, the Ohio Civil Rights Act, and all other federal, state and local laws relating in any way to labor and employment, including, without limitation, all bias, human or civil rights, discrimination, retaliation, whistleblower, wage, hour, pay, or labor laws, and including, without limitation, any equitable, common law, and contract claims, including, but not limited to, wrongful or constructive termination, retaliation, breach of privacy, breach of contract, promissory estoppel, negligent infliction of emotional distress, intentional infliction of emotional distress, negligent or intentional interference with contract and defamation, severance under any plan or program, including but not limited to the MTS Executive Severance Plan, arising out of or in any way connected with her employment or separation from employment with MTS and existing prior to the date of her signature on this Agreement, except for claims to the benefits set forth in Section 2 of this Agreement.  Employee understands that she is not waiving any claims or rights which Employee may have which arise after Employee signs this Agreement.

Employee understands and agrees that this release of her claims is not intended to, and does not, (a) waive claims that cannot legally be waived, including, but not limited to, claims for workers’ compensation benefits or unemployment benefits, or (b) prevent or interfere with her ability/right to (i) provide truthful testimony if under subpoena or otherwise required by law to do so, or (ii) file any charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, Securities and Exchange Commission, any state or municipal agency enforcing equal employment opportunity laws, or any other governmental entity (although Employee understands that this Agreement shall act as a total and complete bar to any recovery of monetary damages in connection with such a charge other than as permitted under federal securities laws).

b.                                      Non-disclosure  In addition to her obligations under the Employee Agreement, Employee agrees not to at any time following her separation divulge or cause any third party to divulge or communicate or use for her benefit or the benefit of any person or entity outside MTS any of MTS’s Confidential Information.  Confidential Information includes but is not limited to MTS’s trade secrets, records, data, specifications, developments, secret inventions, research activity, processes, designs, sketches, drawings, bills of material, supplier lists, manufacturing processes, methods and equipment; customer, prospective customer and vendor lists, identities, contacts or information; short term and long range plans, all financial information, including sales, specific customer account sales, gross margin information, operating expense and information, competitive strategies and pricing information, procurement resources, information concerning MTS’s business or its manner of operation, personnel information, sales and marketing strategies and information, and any other confidential or technical information which she had or has obtained during her employment with MTS and which has not been made public or otherwise disclosed in a non-confidential manner. Confidential Information also includes any legally privileged information of MTS, including without limitation attorney work product, attorney-client communications,  legal strategies, and any information the Employee has acquired in confidence as an attorney. MTS intends to fully preserve the attorney-client privilege, work product protection and any other privilege or similar protection belonging to MTS, and nothing contained in this Agreement shall be construed as a waiver by MTS of its attorney-client privilege or work product protection or any other privilege or protection belonging to MTS.  Employee hereby understands and acknowledges her continuing obligation to maintain such attorney-client privilege under this Agreement as well as applicable attorney professional conduct rules. Employee will, within 5 business days after Employee signs this Agreement, return any and all materials and property in her possession and/or control (including such materials and property in the possession or control of any attorney or other agent acting on her behalf) (a) concerning her representation of MTS to which MTS is entitled under Rule 1.16(e) of the Minnesota Rules of Professional Conduct; and/or (b) which constitute Confidential Information of MTS.

Notwithstanding anything to the contrary herein or in any MTS compliance policy, nothing shall require nondisclosure of her wages permitted under Minn. Stat. § 181.172 or prohibit communicating or cooperating with any U.S. federal, state or local enforcement branch, agency or entity with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosure relating thereto to any such branch, agency or entity, provided that in each case (i) such communications and disclosures are consistent with applicable law and made in good faith and (ii) the information subject to such disclosure was not obtained by her through a communication that was subject to the attorney-client privilege unless such disclosure of that information would otherwise be permitted by an attorney pursuant to 17 CFR 205.3(d)(2), applicable attorney professional conduct rules, or otherwise.

c.                                       Non-competition. For one year following her Separation Date, the Employee will not render services, directly or indirectly, in connection with the design, implementation, development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any product, process, system or service of any person or entity, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system, or service produced, developed, or used by the MTS to any person or entity, wherever located.

d.                                      Non-solicitation. For one year following her Separation Date, the Employee will refrain from the solicitation, either directly or indirectly, of all MTS (a) customers and prospective customers with whom Employee has had contact during the two years preceding her separation, (b) vendors and prospective vendors and (c) employees, for any purpose which would conflict with MTS’s interests.  A prospective customer or vendor is a person or entity with whom MTS has, as of her Separation Date, a reasonable opportunity of entering into a business relationship within the six-month period following her Separation Date.

e.                                       Post-employment cooperation.  Employee agrees that at the request of MTS, Employee will cooperate in connection with any and all matters (including actual or potential claims that have been asserted or threatened against MTS) that relate to alleged facts that arose during her employment at MTS. As part of her commitment to cooperate with MTS, Employee will promptly respond to all questions and cooperate with all inquiries from MTS and its agents and attorneys regarding such matters, as deemed necessary by MTS in its discretion. Her obligations may include, but are not limited to, answering questions, preparing truthful testimony, and providing truthful testimony in pending or future litigated matters.

f.                                        Non-disparagement  Employee agrees that, except in the context of an EEOC or other government agency investigation or proceeding but subject to the conditions as set forth in Paragraph 3(b) above, or unless she is called by subpoena to testify under oath, she will not make any derogatory, libeling, scandalous, disparaging, or defamatory comments in any respect regarding MTS or its predecessors, successors, assigns, parents, affiliates, subsidiaries, divisions and related companies, and their officers, directors, shareholders, agents, employees, and insurers, and she will not make any derogatory, libeling, scandalous, disparaging, or defamatory comments or recharacterization concerning the events which precipitated her separation from MTS or of this Agreement.  MTS, through its representatives in its senior management and members of its Board of Directors, will not make any derogatory, libeling, scandalous, disparaging or defamatory comments in any respect regarding Employee, the events which precipitated her separation from MTS or of this Agreement, except in the context of a government agency investigation or proceeding or under subpoena to testify under oath.  The parties acknowledge that this Agreement will be disclosed in appropriate filings required by MTS.  Except as required by applicable securities laws, the Employee may be permitted to review and comment on any initial internal and external communication regarding her separation and this Agreement.

4.                                      No Mitigation  Employee will not be required to mitigate the Severance Payment by seeking other employment or otherwise, nor shall the amount of the Severance Payment be reduced by any compensation earned by the Participant as the result of employment by another employer or by any of the benefits provided in Paragraph 2(c) after the Separation Date or otherwise except as provided in Paragraph 2(a).

5.                                      No Admission of Wrongdoing   Employee acknowledges that MTS denies it is responsible or legally obligated to Employee for any claims Employee believes she may have. This Agreement is not and shall not be construed or represented to be an admission of liability or wrongdoing of any kind on the part of MTS.  This Agreement and the payment required under it fully resolve any and all differences MTS and Employee may have regarding her employment and separation from employment with MTS.

6.                                      Construction  This Agreement supersedes all prior written and oral agreements, policies and understandings between MTS and Employee, except for the applicable provisions of the Employment Agreement that survive separation of employment, and Employee hereby affirms her obligations under the Employee Agreement, which continue to be fully effective and enforceable according to its terms.

7.                                      Governing Law  The terms of this Agreement will be governed by the laws of the State of Minnesota, and shall be construed and enforced thereunder.  Any dispute relating to or arising out of this Agreement shall be decided by a court of appropriate jurisdiction in Minnesota, which shall have exclusive jurisdiction over any such dispute. In addition to any other remedies available at law, MTS will be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 3.

8.                                      Notice  Employee acknowledges that Employee has been informed pursuant to the Older Workers Benefit Protection Act that Employee: (a) has the right to consult with an attorney before signing this Agreement; (b) has forty-five (45) calendar days to consider whether to sign this Agreement; (c) has fifteen (15) calendar days after the date Employee signs this Agreement to revoke it and that this Agreement will not be effective until that revocation period has expired; (d) this Agreement does not waive rights or claims under the Age Discrimination in Employment Act that may arise after the date this Agreement is executed; (e) this Agreement does not waive any rights or claims that Employee may have that this Agreement failed to conform to the legal requirements under the Age Discrimination in Employment Act;

and (f) Employee has been advised to consult with an attorney, that Employee has had an opportunity to consult with an attorney of her choice, and that Employee has fully and carefully read and understand all provisions of this Agreement.

9.                                      Opportunity for Review  Her signature below acknowledges that Employee has read this Agreement carefully and understands all its terms; that Employee has had a full opportunity to consult with an attorney before signing it; and that Employee is signing it knowingly and voluntarily. In signing this Agreement, Employee has not relied upon any representation by any MTS employee, agent or attorney.

10.                               Right to Rescind  Employee understands that Employee may change her mind and rescind this Agreement within fifteen (15) calendar days after signing it, by delivering a written notice to the MTS Systems Corporation, Attn: Bob Ries, MTS HR/Benefits, 14000 Technology Drive, Eden Prairie, MN, 55344, by hand or certified mail within the 15-day period.  If Employee delivers the rescission by mail, it must be postmarked within 15 calendar days after the date on which Employee signs this Agreement and sent by certified mail, return receipt requested. Employee also understands that this Agreement will become effective and enforceable only after the rescission period has expired.  If Employee fails to return this Agreement within 45 days of receipt or signs but later rescinds this Agreement, MTS will not be obligated to pay any benefits under this Agreement or otherwise following the termination of her employment.

/s/ Catherine L. Powell	April 18, 2017
Employee Signature	Date

Accepted and approved by:

/s/ Jeffrey A. Graves	April 18, 2017
MTS Authorized Signature	Date